Exhibit 23.1

Consent of Moss Adams LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement Form S-8 and Registration Statement No. 333-192990 of FS Bancorp, Inc. and subsidiary, of our reports dated March 16, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of FS Bancorp, Inc. and subsidiary, which reports appear in the Form 10-K of FS Bancorp, Inc. and subsidiary for the year ended December 31, 2017.

/s/ Moss Adams LLP

Everett, Washington
May 22, 2018